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                                                                   EXHIBIT 14(b)

                         INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH BALANCED FUND FOR INVESTMENT AND RETIREMENT, INC.:

  We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 31, 1994 relating to the September 30, 1994 financial statements of Merrill Lynch Balanced Fund for Investment and Retirement, Inc. and to the reference to us under the captions "Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
October 12, 1995